Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Fannie Mae (formally, the Federal National Mortgage Association) for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Akwaboah, Acting Chief Executive Officer, and Executive Vice President and Chief Operating Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/ Peter Akwaboah
Peter Akwaboah Acting Chief Executive Officer, and Executive Vice President and Chief Operating Officer

Date: April 29, 2026

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.